Exhibit 10.1

AMENDMENT
TO
EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) to the employment agreement of Kathryn M. JohnBull dated June 25, 2012 (the “Employment Agreement”), is made and entered into as of September 22, 2014 (the “Amendment Date”), by and between Kathryn M. JohnBull (the “Employee”) and DLH HOLDINGS CORP., a New Jersey corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, the Company and the Employee entered into the Employment Agreement to govern the terms of Employee’s employment by the Company as Chief Financial Officer; and
WHEREAS, the Company and the Employee desire to amend the Employment Agreement to provide, among other things, an extension of the term of the Employment Agreement; and
NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:
SECTION 1. Amendments to the Employment Agreement. As of the Amendment Date, the following amendments to the Employment Agreement shall be deemed effective:

A.	Sections 8.1 of the Employment Agreement is hereby amended and restated as follows:

8.1 This Agreement shall be for a term (the “Initial Term”) commencing on the Effective Date (the “Commencement Date”) and terminating on June 25, 2017 (the “Expiration Date”), unless sooner terminated upon the death of the Employee, or as otherwise provided this Employment Agreement. From and after the Amendment Date, the term “Expiration Date”, as used in the Employment Agreement, shall mean and be June 25, 2017.

B.	Article XI of the Employment Agreement is hereby amended to add the following section as follows:

11.1A (a)  As an inducement to Employee to enter into this Amendment, the Company hereby grants to Employee options to purchase 200,000 shares of the Company’s Common Stock, $.001 par value (the “Options”), subject to the terms and conditions of the Company’s 2006 Long Term Incentive Plan, as amended (the “Plan”), and the terms and conditions set forth in the Stock Option Agreement which are incorporated herein by reference.  The Options shall be exercisable at a per share exercise price equal to the Closing Price of the Company’s Common Stock on the date of execution of this Amendment (the “Exercise Price”).  Provided Employee is an employee of the Company on each vesting date, and unless otherwise provided by this Agreement or in the Stock Option Agreement, the Options shall vest as follows: (i) 100,000 Options shall vest on September 30, 2015 and (ii) 100,000 Options shall vest if the Closing Price of the Company’s Common Stock equals or exceeds a per share price of 200% of the Exercise Price for a period of at least ten (10) consecutive trading days. The “Closing Price of the Company’s Common Stock” shall be determined in accordance with Section 11.4 of the Employment Agreement. In the event that the Company effects a subdivision or consolidation of its Common Stock or other capital readjustment, the payment of a stock dividend, or other recapitalization, then the above-stated metric for determining the vesting of the Options granted hereunder shall automatically be adjusted to reflect such event. The Options, to the extent vested, shall be exercisable for a period of ten years from the date of this Agreement (the “Exercise Period”).

(b)     Notwithstanding anything else to the contrary set forth herein or in the Employment Agreement, in the event of either a termination of Employee’s employment with the Company or a Change in Control (as defined in the Employment Agreement), the Options granted to Employee pursuant to this Amendment shall be governed by Section 11.6 and the applicable provisions of Article XII of the Employment Agreement.

SECTION 2. General Provisions.

A.
Modification; Full Force and Effect. Except as expressly modified and superseded by this Amendment, the terms, representations, warranties, covenants and other provisions of the Employment Agreement are and shall continue to be in full force and effect in accordance with their respective terms.

B.	Governing Law. This Amendment has been negotiated and executed in the State of Georgia which shall govern its construction and validity.

C.
References to the Employment Agreement. After the Amendment Date, all references to “this Employment Agreement,” “this Agreement” and phrases of similar import, shall refer to the Employment Agreement, as amended by this Amendment (it being understood that all references to the date hereof or the date of this Employment Agreement shall continue to refer to June 25, 2012 unless a different date is expressly referenced).

D.	Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

E.
Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Executed counterparts may be delivered via facsimile or other means of electronic transmission.

F.
Entire Agreement; Modifications. This Amendment contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter. This Amendment may not be amended or modified except in the manner for amendment of the Employment Agreement as set forth therein. The observance of any term of this Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively) in the manner set forth in the Employment Agreement and the failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waivers of or exceptions to any term, condition, or provision of this Amendment, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision. This Amendment shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Remainder of page intentionally left blank; signature page follows.

IN WITNESS WHEREOF, the parties hereto have individually signed this Amendment, and in the case of the Company, have caused this Amendment to be signed by its authorized representative, all as of the date first written above.

DLH HOLDINGS CORP.

By: /s/ Zachary C. Parker
Zachary C. Parker
Chief Executive Officer

By: /s/ Kathryn M. JohnBull
Kathryn M. JohnBull
Employee

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